UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-31193

Date of Report: June 9, 2010

EASTERN ENVIRONMENT SOLUTIONS, CORP.
(Exact name of registrant as specified in its charter)

Nevada	16-1583162
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

Harbin Dongdazhi Street 165, Harbin, P.R. China	150001
(Address of principal executive offices)	(Zip Code)

86-451-5394-8666
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           Departure of Directors or Certain Officers; Election of Directors

On June 9, 2010 Jianhua Sun resigned from his position as a member of the Board of Directors of Eastern Environment Solutions, Corp.  Mr. Sun will continue to serve as the Company’s Chief Financial Officer.

On June 9, 2010 the Board of Directors elected Kenneth Leung and Gene Hsiao to serve as members of the Board of Directors.  Information about Messrs. Leung and Hsiao follows.

Kenneth Leung has been employed since 2005 by Madison Williams and Company, which is an investment bank.  Since 2006 Mr. Leung has served as Managing Director.  In that position, Mr. Leung has been provided investment banking services to companies in the environmental industry, including private and public equity funding, merger and acquisition advice, and consulting regarding strategic planning.  The Eastern Environment Solutions Board of Directors appointed Mr. Leung to their Board in order to take advantage of his experience in the financing of growth companies providing environmental services.  During the past five years, Mr. Leung has served as a member of the Board of Directors of Synagro Technologies from 1998 to 2005, US Ecology (NASDAQ: ECOL) from 2005 to 2008, Aerogrow International Inc. (OTCBB: AERO) from 2005 to 2008, Dewpoint Environmental from 2006 to 2008, SystemsOne Technologies from 2000 to the present, and Caprius Inc. (OTCBB: CAPI) from 2006 to the present.  US Ecology, Aerogrow, and Caprius file periodic reports with the Securities and Exchange Commission.    Mr. Leung was awarded a B.A. degree by Fordham College in 1967 and a MBA degree by Columbia University in 1970.  He is 65 years old.

Gene Hsiao became employed in June 2010 as Chief Financial Officer of Bohai Pharmaceuticals Group, Inc. (OTCBB:  BOPH), a company located in Yantai, China, which is engaged in the manufacture and distribution of traditional Chinese medicines.  From 2008 to 2010 Mr. Hsiao was employed as Chief Financial Officer of China Advanced Construction Materials Group, Inc. (NASDAQ:  CADC), which is located in Beijing and engaged in the manufacture and distribution of concrete.  In that position, Mr. Hsiao was responsible for financial planning and capital financing, as well as developing corporate governance and compliance procedures.   From 2000 to 2008 Mr. Hsiao was employed as Controller of Milligan & Company, LLC, which is a consultant and certified public accountant.  In that position Mr. Hsiao managed the company’s accounting and financial reporting functions as well as its internal control functions.  The Eastern Environment Solutions Board of Directors appointed Mr. Hsiao to their Board in order to take advantage of his 15 years of experience in corporate finance and management.  From 2008 to 2010 Mr. Hsiao served as a member of the Board of Directors of China Advanced Constructions Materials Group, Inc.  In 1990 Mr. Hsiao was awarded a BS degree by Drexel University.  He is 47 years old.

The Company has entered into Independent Directors Contracts with each of the new directors.  The Company agreed to pay Kenneth Leung a cash fee of $30,000 per annum and to issue to him common stock valued at $30,000 on June 9, 2011, if he remains on the Board on that date.  The Company has agreed to pay Gene Hsiao a cash fee of $24,000 per annum and to issue to him common stock valued at $30,000 on June 9, 2011, if he remains on the Board on that date.

Item 9.01             Financial Statements and Exhibits

Exhibits

10-a	Independent Director’s Contract dated June 9, 2010 between Eastern Environment Solutions, Corp. and Kenneth Leung.

10-b	Independent Director’s Contract dated June 9, 2010 between Eastern Environment Solutions, Corp. and Gene Hsiao.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN ENVIRONMENT SOLUTIONS, CORP.
Dated: June 18, 2010	By:/s/ Feng Yan
Feng Yan, Chief Executive Officer